SMITHWAY MOTOR XPRESS CORP.

                     OUTSIDE DIRECTOR STOCK OPTION AGREEMENT


         THIS OUTSIDE DIRECTOR STOCK OPTION AGREEMENT ("Agreement") is made as of July 27, 2000 ("Grant Date"), between Smithway Motor Xpress Corp., a Nevada corporation (the "Company"), and the undersigned, a non-employee director of the Company (the "Optionee").

                                   BACKGROUND

         The Company has determined that to reward its non-employee directors for their contributions to the profitable growth of the Company, the Company should provide such directors a chance to participate financially in the success of the Company by developing an equity interest in it. By this Agreement, the Company and the Optionee desire to establish the terms upon which the Company is willing to grant to the Optionee, and upon which the Optionee is willing to accept from the Company, an option to purchase shares of Class A Common Stock of the Company ("Common Stock").

                                   AGREEMENTS

         1. Grant of Stock Option. Subject to the terms and conditions in this Agreement, the Company grants to the Optionee the right and option (the
"Option") to purchase from the Company all or any part of an aggregate four thousand (4,000) shares of Common Stock, authorized but unissued or, at the option of the Company, treasury stock if available (the "Option Shares"). The exercise price for the Option Shares shall be $2.60 per share (the "Purchase
Price"), which is 85% of the closing price of the Common Stock on the Grant Date, as reported by The Nasdaq Stock Market.

         2. Exercise of Option. Subject to the terms and conditions of this Agreement, the Option may be exercised only by completing and signing a written notice in substantially the following form:

                  I hereby exercise [all/part of] the option granted to me by Smithway Motor Xpress Corp. on July 27, 2000, and elect to purchase _____________________ shares of the Company's Class A Common Stock for $2.60 per share.

         3.  Exercise  and Term of Options.  The term of the Option shall be six
(6) years from the Grant Date. The Option may be exercised in whole or in part with respect to vested shares at any time during the term of the Option. No fractional shares will be issued upon exercise of the Option and, if the exercise results in a fractional interest, an amount will be paid in cash equal to the value of such fractional interest based on the fair market value of the Common Stock on the date of exercise. The Option shall be deemed to be exercised upon receipt by the Company from the Optionee of written notice of exercise as set forth in Section 2, accompanied by full payment for the shares subject to such exercise. To the extent permitted by law, and consistent with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Optionee, in lieu of paying the Purchase Price in full in cash, may make payment in Common Stock already owned by the Optionee, or in the value of surrendered options to purchase Common Stock which are then exercisable, valued at fair market value on the date of exercise, as partial or full payment of the Purchase Price. As soon as practicable after receipt of full payment, the Company

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shall deliver to the Optionee a certificate  or  certificates  representing  the acquired shares of Common Stock.

         4.  Vesting.  The Option shall be 100% vested on the Grant Date.

         5. Termination of Option. The Option, to the extent not already exercised, shall terminate upon the first to occur of the following dates:

                  (a) Termination as a Director. If the Optionee ceases to be a director, unless such cessation occurs due to death or disability, then the Option shall terminate on the date thirty days after the date the Optionee ceases to be a director.

                  (b) Disability. In the event the Optionee is unable to continue to be a member of the Board of Directors of the Company (the "Board") as a result of his permanent and total disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), he may exercise the Option at any time within twelve (12) months following the date he ceased to be a director, but only to the extent he was entitled to exercise it on the date he ceased to be a director. To the extent that he was not entitled to exercise the Option on the date he ceased to be a director, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (c) Death. Unless otherwise provided in this Agreement, if the Optionee dies during the term of the Option, the Option may be exercised at any time within twelve (12) months following the date of death, but only to the extent the Optionee was entitled to exercise the Option on the date of death. To the extent the decedent was not entitled to exercise the Option on the date of death, or if the Optionee's estate, or person who acquired the right to exercise the Option by bequest or inheritance, does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

         6. Adjustments. In the event of any stock split, reverse stock split, stock dividend, business combination, reclassification, or similar event, the number of Optioned Shares and the Purchase Price per share shall be proportionately and appropriately adjusted without any change in the aggregate Purchase Price to be paid therefor upon exercise of the Option. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

         7. Acceleration Upon Certain Changes. In the event of the proposed dissolution or liquidation of the Company, all Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation.

         8. Notices. Any notice to be given under the terms of the Agreement ("Notice") shall be addressed to the Company in care of its Chief Executive Officer at 2031 Quail Avenue, Fort Dodge, Iowa 50501, or at its then current corporate headquarters. Notice to be given to the Optionee shall be addressed to him or her by hand delivery or at his or her then current residential address as appearing on the Company's records. Notice shall be deemed duly given when enclosed in a properly sealed envelope and deposited by certified mail, return receipt requested, in a post office or branch post office regularly maintained by the United States Government.

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         9. Optionee Not a Stockholder. The Optionee shall not be deemed for any purposes to be a stockholder of the Company with respect to any of the Option Shares except to the extent that the Option has been exercised, payment made, and a stock certificate issued.

         10. Disputes or Disagreements. The Optionee agrees, for himself and his personal representatives, that any disputes or disagreements which arise under or as a result of or pursuant to this Agreement shall be determined by the Board in its sole discretion, and that any interpretation by the Board of the terms of this Agreement shall be final, binding, and conclusive.

         11. Non-Transferability. The Option granted pursuant to this Agreement is not transferable by the Optionee other than by will, under the laws of descent and distribution, or pursuant to a qualified domestic relations order, and is exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative. Any transfer contrary to this
Section 11 shall nullify the Option.

         12. Tax Withholding. The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to the delivery of the Option Shares under this Agreement after giving the person entitled to receive the Option Share notice as far in advance as practical, and the Company may defer making delivery of the Option Shares if any such tax may be pending unless and until indemnified to its satisfaction.

         13. Amendment of this Agreement. The Board may, without receiving further consideration from the Optionee, amend this Agreement in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Agreement or to comply with stock exchange or market system rules or requirements.

         14. Conditions Upon Issuance of Shares.

                  (a) Common Stock shall not be issued pursuant to the exercise of the Option unless the exercise of the Option and the issuance and delivery of Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or market system upon which the Common Stock may be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) As a condition to the exercise of an Option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required or advisable.

                  (c) If the Board finds it desirable because of legal or regulatory requirements to reduce the period during which Options may be exercised, the Board may, in its discretion and without the Optionee's consent, so reduce such period on not less than fifteen (15) days' written notice to the Optionee. Inability of the Company to obtain authority from a regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary or advisable to the lawful issuance and sale of any Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Common Stock as to which such requisite authority shall not have been obtained.

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         15. Legend on Stock Certificates: Unless Common Stock issued under this
Agreement has been previously registered, issued Common Stock shall bear the following or similar legend:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "1933 Act") or under the securities laws of any state and may not be transferred, assigned, sold, or hypothecated unless a registration statement under the 1933 Act and the applicable state laws shall be in effect with respect thereto or an opinion of counsel satisfactory to the corporation shall be received to the effect that registration under the 1933 Act and applicable state securities laws is not required."

                                      SMITHWAY MOTOR XPRESS CORP.,
                                      a Nevada corporation


                                      By:---------------------------------------
                                          William G. Smith, Chairman, President,
                                          and Chief Executive Officer

                                      OPTIONEE

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                                      (Signature)


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                                      (Print Name)